EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257069 on Form S-3 of our report dated February 24, 2023, relating to the financial statements of MidAmerican Energy Company appearing in this Annual Report on Form 10-K.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 24, 2023